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                                THIRD AMENDMENT
                                     TO
                            AMENDED AND RESTATED
                              CREDIT AGREEMENT


        THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of September 29, 1997 among LINDBERG CORPORATION, a Delaware corporation (the "Company"), various financial institutions (collectively, the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (successor by merger to Bank of America Illinois), as agent for the Banks (in such capacity, the "Agent").

                            W I T N E S S E T H:
                            - - - - - - - - - -

        WHEREAS, the Company, the Agent and the Banks are parties to an Amended and Restated Credit Agreement dated as of April 28, 1994 (as heretofore amended, the "Credit Agreement"); and

        WHEREAS, the Company has requested that the Credit Agreement be amended in certain respects.

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

        SECTION 1.  DEFINED TERMS.

        Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

        SECTION 2.  AMENDMENTS TO CREDIT AGREEMENT.     On the Effective
   Date (defined below):

        2.1 Section 2.1 of the Credit Agreement shall be amended by replacing the amount "$25,000,000" where it appears at the end of clauses (a) and (c)(y) of such Section with the amount "$35,000,000."

        2.2 Section 10.7(k) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

             (k) Capital Expenditures. Not and not permit any Subsidiary to make Capital Expenditures (i) in Fiscal Year 1997 in excess of $11,000,000 and (ii) in any Fiscal Year thereafter in excess of $8,500,000.

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        2.3  Section  10.9  of the Credit Agreement shall be amended and restated to read in its entirety as follows:

             10.9  Interest  Coverage  Ratio.    Not permit the Interest
        Coverage Ratio as of the last day of any Fiscal Quarter to be less than 3.00:1.

        2.4 Section 10.11 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

             10.11 Funded Debt to Cash Flow Ratio. Not permit the Funded Debt to Cash Flow Ratio as of the last day of any Fiscal Quarter to exceed 2.50:1.

        2.5 Schedule I to the Credit Agreement shall be amended by replacing the amounts "$15,000,000", "$10,000,000" and "$25,000,000", respectively, under the column "Amount of Revolving Commitment" with the figures "$21,000,000", "$14,000,000" and "$35,000,000", respectively.

         SECTION 3.  CONDITIONS PRECEDENT.

          The  amendments  to  the   Credit   Agreement   set   forth in
    Section 2 of this Amendment shall become effective on such date (the "Effective Date") when the following conditions precedent have been satisfied:

        3.1 Receipt of Documents. The Agent shall have received all of the following, each duly executed and dated the date hereof, and each in a sufficient number of signed counterparts to provide one to each Bank:

                  (a) Amendment. An original of this Amendment duly executed by the Company and each Bank and an original of the consent attached to the foot hereof (the "Consent") executed by Impact.

                  (b) Revolving Note. A Revolving Note executed by the Company payable to the order of each Bank in an aggregate principal amount equal to the maximum Revolving Loan Commitment of such Bank (collectively, the "New Notes").

                  (c)  Resolutions.  A copy, certified  by the secretary
             or an assistant secretary of each of the Company and Impact, of resolutions of the Board of Directors of such Person authorizing or ratifying the execution and delivery of (i) in the case of the Company, this Amendment and the New Notes and the borrowings under the Credit Agreement, as amended hereby and (ii) in the case of Impact, the Consent.
                                  -2-

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                  (d)  Incumbency  and Signatures.  A certificate of the
             secretary or an assistant secretary of each of the Company and Impact certifying the names of the officer or officers of such Person authorized to sign (i) in the case of the Company, this Amendment and the New Notes and (ii) in the case of Impact, the Consent, together with a sample of the true signature of each such officer.

                  (e) Certificate. A certificate, dated the Effective Date and signed by a duly authorized representative of the Company, as to the matters set forth in Section 3.2, in form and substance satisfactory to the Agent.

                  (f)  Other.   Such other documents as the Agent or any
             Bank may reasonably request.

        3.2 Warranties True and Absence of Defaults. (i) No Event of Default or Unmatured Event of Default shall have occurred and shall be continuing as of the Effective Date (after giving effect to this Amendment) and (ii) the warranties set forth in the Credit Agreement and each other Loan Document shall be true and correct in all material respects with the same effect as if made on the Effective Date.

        SECTION 4.  MISCELLANEOUS.

        4.1 Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

        4.2 Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when so executed and delivered,  shall  be  deemed  to  be  an  original,  but  all  such
    counterparts   shall  together  constitute  but  one  and  the  same
    instrument.

        4.3 References to Credit Agreement. Except as amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the effectiveness hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Credit Agreement in any Note or other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby.
                                  -3-

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        IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this
    Amendment to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                                 LINDBERG CORPORATION


                                 By: ___________________________________
                                     Title:

                                 BANK OF AMERICA NATIONAL
                                 TRUST AND SAVINGS ASSOCIATION, as Agent


                                 By: ___________________________________
                                     Title:

                                 BANK  OF  AMERICA  NATIONAL
                                 TRUST AND SAVINGS, as a Bank


                                 By: ___________________________________
                                     Title:

                                 HARRIS TRUST AND SAVINGS BANK


                                 By: ___________________________________
                                     Title:

                                  -4-

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    The  undersigned,  Impact  Industries,  Inc.,  hereby  acknowledges, consents and agrees to the foregoing Amendment, and reaffirms that its obligations under the Guaranty dated as of April 29, 1994 executed in favor of the Agent and the Banks continue in full force and effect with respect to the Credit Agreement, as amended by the foregoing Amendment.

                                 IMPACT INDUSTRIES, INC.


                                 By: ___________________________________
                                      Title: